Exhibit (d)(ss)(2)

AMENDMENT NO. 2 TO

SUBADVISORY AGREEMENT

THIS AMENDMENT effective as of this 21st day of September 2016 (the “Amendment”) is made to the Subadvisory Agreement (the “Agreement”) made the 27th day of April 2015, as amended to date, by and among Boston Partners Global Investors, Inc. doing business as Boston Partners, a Delaware Limited Liability Company (“Portfolio Manager”) formerly known as Robeco Investment Management, Inc. doing business as Boston Partners, Pacific Life Fund Advisors LLC, a Delaware Limited Liability Company (“Investment Adviser”), and Pacific Select Fund, a Delaware Statutory Trust (“Trust”). Capitalized terms not defined herein shall have the meaning given to them in the Agreement.

WHEREAS, Investment Adviser, Portfolio Manager and Trust are parties to the Agreement; and

WHEREAS, the parties mutually desire to amend the Agreement as set forth herein.

NOW THEREFORE, in consideration of the renewal of the premises, promises and mutual covenants contained herein and in the Agreement, and for other good and valuable consideration paid, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties agree that the Agreement is hereby amended as follows:

1. All references to “Robeco Investment Management, Inc.” are changed to “Boston Partners Global Investors, Inc.”

2. All other terms and conditions set forth in the Agreement are hereby confirmed and remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

PACIFIC LIFE FUND ADVISORS, LLC

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: SVP, Fund Advisor Operations		Title: VP & Assistant Secretary

BOSTON PARTNERS GLOBAL INVESTORS, INC.

By:	/s/ William G. Butterly, III
Name: William G. Butterly, III
Title: Operating Officer

PACIFIC SELECT FUND

By:	/s/ Howard T. Hirakawa	By:	/s/ Laurene E. MacElwee
	Name: Howard T. Hirakawa		Name: Laurene E. MacElwee
	Title: Senior Vice President		Title: VP & Assistant Secretary

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